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                                                                Exhibit 23(f)

                           [TRIDENT SECURITIES LOGO]
                        4601 SIX FORKS ROAD, SUITE 400
                         RALEIGH, NORTH CAROLINA 27609
                           TELEPHONE (919) 781-8900
                           FACSIMILE (919) 787-1670

                                April 30, 2001

     We hereby consent to the use of our name and to the description of our opinion letter to the Board of Directors of Virginia Capital Bancshares, Inc., signed and dated the date of the proxy statement/prospectus that is a part of this Registration Statement on Form S-4, under the caption "Opinion of Virginia Capital's Financial Advisor" to and to the inclusion of such opinion letter as Annex B to the proxy statement/prospectus that is a part of this Registration Statement on Form S-4.

                                        TRIDENT SECURITIES
                                        A Division of McDonald Investments Inc.


                                        By /s/ John F. Schramm
                                           ------------------------------
                                             John F. Schramm
                                             Senior Vice President